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                                                                     EXHIBIT 5.1

                                  PERKINS COIE
              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
          1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON 98101-3099
               TELEPHONE: (206) 583-8888 FACSIMILE: (206) 583-8500


                                 August 14, 1997


Alaska Air Group, Inc.
19300 Pacific Highway South
Seattle, WA  98188

         Re: Registration Statement on Form S-8 of Shares of Common Stock, Par Value $1.00 per Share, of Alaska Air Group, Inc.

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to 25,000 shares of Common Stock, $1.00 par value per share (the "Shares"), which may be issued pursuant to the Alaska Air Group, Inc. Nonemployee Director Stock Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares, issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,

                                PERKINS COIE